Exhibit 99.1
Cable One Reports Second Quarter 2026 Results
August 6, 2026 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended June 30, 2026.

	Three Months Ended June 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Revenues	$348,926	$381,072	$(32,146)	(8.4)%
Net loss	$(1,164,576)	$(437,976)	$(726,600)	165.9%
Net profit margin	(333.8)%	(114.9)%
Cash flows from operating activities	$120,857	$144,942	$(24,085)	(16.6)%
Adjusted EBITDA(1)	$173,460	$203,214	$(29,754)	(14.6)%
Adjusted EBITDA margin(1)	49.7%	53.3%
Capital expenditures	$74,002	$68,374	$5,628	8.2%
Adjusted EBITDA less capital expenditures(1)	$99,458	$134,840	$(35,382)	(26.2)%
“This is a business with a strong network, attractive markets, meaningful cash flow generation and a significant potential to improve operating performance,” said Jim Holanda, Chief Executive Officer of Cable One. “Combined with our current penetration levels, we believe those strengths provide a compelling opportunity for long-term growth and value creation.”
Second Quarter 2026 Summary:
•Total revenues were $348.9 million in the second quarter of 2026 compared to $381.1 million in the second quarter of 2025, with $9.7 million of the decrease attributable to a decline in residential video revenues.
•Residential data revenues were $212.6 million in the second quarter of 2026 compared to $229.3 million in the second quarter of 2025, a decrease of $16.7 million, or 7.3%, year-over-year. Residential data revenues declined $1.0 million, or 0.5%, on a sequential quarterly basis.
•Business data revenues for the second quarter of 2026 were $53.6 million, a decrease of $3.8 million, or 6.6%, year-over-year.
•Net losses were $1.16 billion and $438.0 million in the second quarter of 2026 and 2025, respectively, which included non-cash asset impairment charges of $462.3 million and $456.2 million, net of tax, respectively. The second quarter of 2026 also included a $262.3 million, net of tax, non-cash impairment of our Mega Broadband Investments Holdings LLC (“MBI”) equity investment and a $333.0 million, net of tax, non-cash fair value adjustment loss on the put option associated with the remaining equity interests in MBI (the "Put Option"). Adjusted EBITDA was $173.5 million in the second quarter of 2026 compared to $203.2 million in the second quarter of 2025. Net profit margin was (333.8)% and Adjusted EBITDA margin was 49.7% in the second quarter of 2026.
•Net cash provided by operating activities was $120.9 million in the second quarter of 2026 compared to $144.9 million in the second quarter of 2025. Adjusted EBITDA less capital expenditures was $99.5 million in the second quarter of 2026 compared to $134.8 million in the second quarter of 2025.
•The Company paid down an aggregate $62.8 million principal amount of debt during the second quarter of 2026, consisting of repurchases of $45.6 million aggregate principal amount of senior notes, $12.8 million of term loan prepayments and $4.4 million of scheduled amortization payments.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Second Quarter 2026 Financial Results Compared to Second Quarter 2025
Revenues were $348.9 million in the second quarter of 2026 compared to $381.1 million in the second quarter of 2025. Residential data revenues decreased $16.7 million, or 7.3%, year-over-year due primarily to a decrease in residential data subscribers. Residential video revenues decreased $9.7 million, or 20.1%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted in the second half of 2025. Business data revenues decreased $3.8 million, or 6.6%, year-over-year due primarily to a decrease in business data subscribers.
Net losses were $1.16 billion and $438.0 million in the second quarter of 2026 and 2025, respectively. The second quarter of 2026 included $462.3 million, net of tax, non-cash asset impairment charges, a $262.3 million, net of tax, non-cash impairment of our MBI equity investment and a $333.0 million, net of tax, non-cash fair value adjustment loss on the Put Option. The second quarter of 2025 included non-cash impairment charges totaling $456.2 million, net of tax. Net profit margin was (333.8)% in the second quarter of 2026 compared to (114.9)% in the prior year quarter.
Adjusted EBITDA was $173.5 million and $203.2 million for the second quarter of 2026 and 2025, respectively. Adjusted EBITDA margin was 49.7% in the second quarter of 2026 compared to 53.3% in the prior year quarter.
Net cash provided by operating activities was $120.9 million in the second quarter of 2026 compared to $144.9 million in the second quarter of 2025. Capital expenditures for the second quarter of 2026 totaled $74.0 million compared to $68.4 million for the second quarter of 2025. Adjusted EBITDA less capital expenditures for the second quarter of 2026 was $99.5 million compared to $134.8 million in the prior year quarter.
Asset Impairments
Triggered by a decline in the Company's stock price during the second quarter, the Company performed an interim intangible asset and goodwill impairment assessment as of June 30, 2026. As a result, the Company recognized asset impairments totaling $597.7 million, consisting of $526.0 million and $71.7 million of non-cash impairments relating to its indefinite-lived franchise agreements and goodwill, respectively. The impairment charges do not have an impact on the Company’s cash flows, operational strategy, growth initiatives or its intent or ability to renew or extend existing franchise agreements.
Liquidity and Capital Resources
At June 30, 2026, the Company had $166.2 million of cash and cash equivalents on hand compared to $152.8 million at December 31, 2025. The Company’s gross debt balance was $3.06 billion and $3.21 billion at June 30, 2026 and December 31, 2025, respectively. The Company had $550.0 million of borrowings and $700.0 million available for borrowing under its revolving credit facility as of June 30, 2026. The Company's weighted average cost of debt was 4.6% for the second quarter of 2026.
The Company voluntarily repurchased $45.6 million aggregate principal amount of outstanding senior notes and prepaid $12.8 million aggregate principal amount of outstanding term loan borrowings during the second quarter of 2026, recognizing $19.9 million of gains on debt extinguishments.

The Company's capital expenditures by category for the three months ended June 30, 2026 and 2025 were as follows (in thousands):

	Three Months Ended June 30,
	2026	2025
Customer premise equipment(1)	$20,210	$11,104
Commercial(2)	3,463	5,499
Scalable infrastructure(3)	7,110	7,211
Line extensions(4)	13,447	17,366
Upgrade/rebuild(5)	5,449	4,261
Support capital(6)	24,323	22,933
Total	$74,002	$68,374

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the second quarter of 2026 on Thursday, August 6, 2026, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-833-461-5787 (International: 1-585-542-9983) and using the access code 240349689. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from August 6, 2026 until September 3, 2026 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, net equity method investment (income) loss, asset impairments, executive search and transition costs, MBI integration costs, net other (income) expense and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. Executive search and transition costs consist of expenses incurred in connection with changes in executive leadership, including make-whole payment, severance and other separation benefits and costs related to executive search and onboarding. MBI integration costs consist of expenses for planning and implementing system conversion, rebranding, employee-related costs (including severance and retention) and other professional fees incurred in connection with the integration of MBI. These costs are associated with discrete events and are incremental to normal, recurring operating expenses and as such, are excluded from Adjusted EBITDA. Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling approximately 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable pursuant to the Put Option, which was exercised on January 2, 2026 (such purchase price, the “Put Price”) and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Put Price, MBI’s future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026 (the "2025 Form 10-K"):
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the exercise of the Put Option and the acquisition and integration of MBI;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•impairments of intangible assets and goodwill;
•legislative or regulatory efforts to impose new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to pay dividends;
•our sustained reduced stock price;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company's ability to successfully transition to its new Chief Executive Officer;
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in the 2025 Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands, except per share data)	2026	2025	Change	% Change
Revenues:
Residential data	$212,604	$229,336	$(16,732)	(7.3)%
Residential video	38,487	48,158	(9,671)	(20.1)%
Residential voice	6,266	6,733	(467)	(6.9)%
Business data	53,597	57,385	(3,788)	(6.6)%
Business other	14,199	16,515	(2,316)	(14.0)%
Other	23,773	22,945	828	3.6%
Total Revenues	348,926	381,072	(32,146)	(8.4)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	98,725	102,356	(3,631)	(3.5)%
Selling, general and administrative	87,649	91,996	(4,347)	(4.7)%
Depreciation and amortization	81,781	86,118	(4,337)	(5.0)%
(Gain) loss on asset sales and disposals, net	7,973	3,908	4,065	104.0%
Asset impairments	597,715	586,017	11,698	2.0%
Total Costs and Expenses	873,843	870,395	3,448	0.4%
Loss from operations	(524,917)	(489,323)	(35,594)	7.3%
Interest expense, net	(33,737)	(33,905)	168	(0.5)%
Other income (expense), net	(431,590)	(11,372)	(420,218)	NM
Loss before income taxes and equity method investment income (loss), net	(990,244)	(534,600)	(455,644)	85.2%
Income tax benefit	109,521	117,575	(8,054)	(6.9)%
Loss before equity method investment income (loss), net	(880,723)	(417,025)	(463,698)	111.2%
Equity method investment income (loss), net	(283,853)	(20,951)	(262,902)	NM
Net loss	$(1,164,576)	$(437,976)	$(726,600)	165.9%

Net Loss per Common Share:
Basic	$(204.35)	$(77.70)	$(126.65)	163.0%
Diluted	$(204.35)	$(77.70)	$(126.65)	163.0%
Weighted Average Common Shares Outstanding:
Basic	5,698,814	5,636,683	62,131	1.1%
Diluted	5,698,814	5,636,683	62,131	1.1%

Unrealized gain (loss) on cash flow hedges and other, net of tax	6,439	(10,108)	16,547	(163.7)%
Comprehensive loss	$(1,158,137)	$(448,084)	$(710,053)	158.5%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$166,191	$152,769
Accounts receivable, net	55,565	58,578
Prepaid and other current assets	61,876	95,238
Total Current Assets	283,632	306,585
Equity investments	298,632	613,841
Property, plant and equipment, net	1,780,529	1,784,201
Intangible assets, net	1,407,500	1,974,359
Goodwill	769,111	840,826
Other noncurrent assets	83,408	68,541
Total Assets	$4,622,812	$5,588,353

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$135,643	$143,058
MBI option liability	425,970	—
Deferred revenue	17,193	22,731
Current portion of long-term debt	18,060	593,535
Total Current Liabilities	596,866	759,324
Long-term debt	3,027,125	2,600,392
Deferred income taxes	642,257	769,924
Other noncurrent liabilities	30,179	25,075
Total Liabilities	4,296,427	4,154,715

Commitments and contingencies

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,673,367 and 5,635,219 shares outstanding as of June 30, 2026 and December 31, 2025, respectively)	62	62
Additional paid-in capital	693,870	681,866
Retained earnings	205,751	1,334,553
Accumulated other comprehensive income (loss)	29,965	19,450
Treasury stock, at cost (502,032 and 540,180 shares held as of June 30, 2026 and December 31, 2025, respectively)	(603,263)	(602,293)
Total Stockholders' Equity	326,385	1,433,638
Total Liabilities and Stockholders' Equity	$4,622,812	$5,588,353

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(1,164,576)	$(437,976)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,781	86,118
Amortization of debt discount and issuance costs	1,532	2,283
Equity-based compensation	5,014	10,048
Gain on debt extinguishments	(19,861)	(3,856)
Change in deferred income taxes	(128,741)	(140,217)
(Gain) loss on asset sales and disposals, net	7,973	3,908
Gain on sale of fiber-to-the-tower contract rights	(1,003)	—
Equity method investment (income) loss, net	283,853	20,951
Fair value adjustments	451,659	15,335
Asset impairments	597,715	586,017
Changes in operating assets and liabilities:
Accounts receivable, net	(5,204)	(9,539)
Prepaid and other current assets	7,897	7,068
Accounts payable and accrued liabilities	8,677	8,730
Deferred revenue	(4,070)	(1,188)
Other	(1,789)	(2,740)
Net cash provided by operating activities	120,857	144,942

Cash flows from investing activities:
Capital expenditures	(74,002)	(68,374)
Change in accrued expenses related to capital expenditures	(4,524)	(5,912)
Proceeds from sales of property, plant and equipment	996	249
Net cash provided by (used in) investing activities	(77,530)	(74,037)

Cash flows from financing activities:
Debt repayments	(42,719)	(67,087)
Payment of withholding tax for equity awards	(18)	(30)
Net cash used in financing activities	(42,737)	(67,117)

Change in cash and cash equivalents	590	3,788
Cash and cash equivalents, beginning of period	165,601	149,088
Cash and cash equivalents, end of period	$166,191	$152,876

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$41,032	$40,465
Cash paid for income taxes, net of refunds received	$10,602	$22,421

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Net loss	$(1,164,576)	$(437,976)	$(726,600)	165.9%
Net profit margin	(333.8)%	(114.9)%

Plus: Interest expense, net	33,737	33,905	(168)	(0.5)%
Income tax benefit	(109,521)	(117,575)	8,054	(6.9)%
Depreciation and amortization	81,781	86,118	(4,337)	(5.0)%
Equity-based compensation	5,014	10,048	(5,034)	(50.1)%
Severance and contract termination costs	2,962	—	2,962	NM
Acquisition-related costs	447	95	352	NM
(Gain) loss on asset sales and disposals, net	7,973	3,908	4,065	104.0%
System conversion costs	191	6,183	(5,992)	(96.9)%
Equity method investment (income) loss, net	283,853	20,951	262,902	NM
Asset impairments	597,715	586,017	11,698	2.0%
Executive search and transition costs	190	168	22	13.1%
MBI integration costs	2,104	—	2,104	NM
Other (income) expense, net	431,590	11,372	420,218	NM
Adjusted EBITDA	$173,460	$203,214	$(29,754)	(14.6)%
Adjusted EBITDA margin	49.7%	53.3%

Less: Capital expenditures	$74,002	$68,374	$5,628	8.2%
Capital expenditures as a percentage of net loss	(6.4)%	(15.6)%
Capital expenditures as a percentage of Adjusted EBITDA	42.7%	33.6%

Adjusted EBITDA less capital expenditures	$99,458	$134,840	$(35,382)	(26.2)%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (continued)
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Net cash provided by operating activities	$120,857	$144,942	$(24,085)	(16.6)%
Capital expenditures	(74,002)	(68,374)	(5,628)	8.2%
Interest expense, net	33,737	33,905	(168)	(0.5)%
Amortization of debt discount and issuance costs	(1,532)	(2,283)	751	(32.9)%
Income tax benefit	(109,521)	(117,575)	8,054	(6.9)%
Changes in operating assets and liabilities	(5,511)	(2,331)	(3,180)	136.4%
Gain on debt extinguishments	19,861	3,856	16,005	NM
Change in deferred income taxes	128,741	140,217	(11,476)	(8.2)%
Acquisition-related costs	447	95	352	NM
Severance and contract termination costs	2,962	—	2,962	NM
System conversion costs	191	6,183	(5,992)	(96.9)%
Fair value adjustments	(451,659)	(15,335)	(436,324)	NM
Executive search and transition costs	190	168	22	13.1%
MBI integration costs	2,104	—	2,104	NM
Gain on sale of fiber-to-the-tower contract rights	1,003	—	1,003	NM
Other (income) expense, net	431,590	11,372	420,218	NM
Adjusted EBITDA less capital expenditures	$99,458	$134,840	$(35,382)	(26.2)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of June 30,
(in thousands, except percentages and ARPU data)	2026	2025	Change	% Change
Passings(1)	2,847.0	2,870.5	(23.5)	(0.8)%

Residential Customers	887.4	955.8	(68.4)	(7.2)%

Data PSUs	870.0	932.0	(62.0)	(6.6)%
Video PSUs	73.5	96.2	(22.8)	(23.7)%
Voice PSUs	50.7	62.1	(11.4)	(18.4)%
Total residential PSUs	994.2	1,090.4	(96.2)	(8.8)%

Business Customers	105.9	104.7	1.3	1.2%

Data PSUs	98.2	99.3	(1.1)	(1.1)%
Video PSUs	4.1	6.1	(1.9)	(31.9)%
Voice PSUs	36.7	37.3	(0.6)	(1.7)%
Total business services PSUs	139.0	142.7	(3.7)	(2.6)%

Total Customers	993.3	1,060.5	(67.1)	(6.3)%
Total non-video	915.6	955.0	(39.4)	(4.1)%
Percent of total	92.2%	90.1%		2.1%

Data PSUs	968.2	1,031.3	(63.1)	(6.1)%
Video PSUs	77.6	102.3	(24.7)	(24.2)%
Voice PSUs	87.4	99.4	(12.1)	(12.1)%
Total PSUs	1,133.2	1,233.0	(99.8)	(8.1)%

Residential Penetration
Data	30.6%	32.5%		(1.9)%
Video	2.6%	3.4%		(0.8)%
Voice	1.8%	2.2%		(0.4)%

Share of Second Quarter Revenues
Residential data	60.9%	60.2%		0.7%
Business services	19.4%	19.4%		—%
Total	80.4%	79.6%		0.8%

ARPU - Second Quarter
Residential data(2)	$80.56	$81.23	$(0.67)	(0.8)%
Residential video(2)	$169.33	$162.52	$6.81	4.2%
Residential voice(2)	$40.05	$35.41	$4.64	13.1%
Business services(3) (4)	$212.75	$234.93	$(22.18)	(9.4)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Passings represent the estimated number of serviceable and marketable homes and businesses passed by the Company's active plant based on available information. Beginning in the third quarter of 2025, the Company began using an external reporting service for determining reported passings. The service provider generates updated counts biannually, during the first and third quarters of each year. Therefore, going forward the Company's reported passings for the second and fourth quarters of the year will remain unchanged from the preceding sequential quarter. Passings as of June 30, 2026 reflect certain refinements to the service provider's counting methodology during the first quarter of 2026.
(2)Average revenue per unit ("ARPU") values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.
(4)In March 2026, the Company sold certain fiber-to-the-tower contract rights for cash proceeds of $42.0 million. Such contracts generated $9.0 million of business data revenues during 2025.